UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2019

I-MINERALS INC.

(Exact name of registrant as specified in its charter)

CANADA	000-55321	20-4644299
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 880, 580 Hornby Street Vancouver, BC		V6E 3M4
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code		(877) 303-6573

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

 SECTION 2 – FINANCIAL INFORMATION

ITEM 2.03         CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

On November 4, 2019, I-Minerals (the “Company”) entered into a new loan agreement with BV Lending LLC, a company controlled by its Chairman Allen Ball (the “Lender”), pursuant to which up to an additional $700,000 U.S. will be advanced to the Company by the Lender in tranches, such advances to be considered secured  loans accruing interest at the rate of 14% per annum calculated and paid semi-annually from the date of each advance, such interest also to be considered advances pursuant to the new loan agreement unless the Lender elects otherwise.

At the Lender’s election, it may direct that the Company pay the interest either in cash or in common shares of the Company; if interest is paid in shares, they will be issued at a deemed price per share equal to the greater of (i) the “Discounted Market Price” of the Company’s shares (as defined in TSX Venture Exchange – the “Exchange” - Policy 5.1) as of the date of the news release announcing the specific debt settlement; and (ii) the volume weighted average trading price (“VWAP”) of the Company’s shares over the 20 trading days prior to the date such interest becomes payable.

As additional consideration for such advances, the Company has agreed to issue to the Lender, subject to Exchange acceptance, that number of common shares of the Company equal to 6% of the amount of each advance divided by the “Market Price” (as defined in Exchange Policy 1.1 – the “Market Price”) of the Company’s shares as of the date of the advance, subject to the minimum price per share and the maximum number of shares provided for in Exchange Policy 5.1, such shares to be considered “bonus shares” pursuant to the provisions of said Policy 5.1.

While any of the principal amount of the indebtedness under the new loan agreement remains outstanding, the Company will, if requested by the Lender, include an individual designated by the Lender as a nominee for director at the Company’s next annual general meeting subsequent to said request.

The loan agreement also provides that the Company will repay the principal amount of each advance, together with all accrued and unpaid interest thereon, on the earlier of:

(a)	June 30, 2020; and

(b)	60 days after a Pre-Feasibility Study in respect of the Bovill Kaolin Project has been prepared in accordance with National Instrument 43-101 and has been duly filed on SEDAR.

The Company also announces that it has negotiated an additional agreement with the Lender pursuant to which the repayment date for previous loan advances to the Company by the Lender, together with accrued and unpaid interest thereon, with principal and interest aggregating approximately $26 million U.S., has been extended as provided for above in respect of the additional $700,000 U.S. to be advanced pursuant to the new loan agreement.

SECTION 7 – REGULATION FD

ITEM 7.01         REGULATION FD DISCLOSURE.

On November 4, 2019, the Company announced the entry into a new loan agreement with the Lender.  The details of the new loan agreement are set forth above under Item 2.03.

This information is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liability under that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing. By filing this report on Form 8-K and furnishing this information, the Company makes no admission as to the materiality of any information in this report that is required to be disclosed solely by reason of Regulation FD.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01         FINANCIAL STATEMENTS AND EXHIBITS

(d)        Exhibits

The following exhibit is either provided with this Current Report or are incorporated herein by reference:

Exhibit Number	Description of Exhibit
10.1	Loan Agreement dated November 4, 2019 between the Company and BV Lending LLC.
99.1	News Release dated November 4, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

I-MINERALS INC.

Date: November 8, 2019	By:	/s/ W. Barry Girling
W. Barry Girling
Director